Exhibit 2.1

March 3, 2012

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Attention: Chief Counsel, Office of Financial Stability

AIA Aurora LLC

180 Maiden Lane

New York, NY 10038

AM Holdings LLC

180 Maiden Lane

New York, NY 10038

Re:	Proposed AIA Offering

Ladies and Gentlemen:

Reference is made to: (i) the Master Transaction Agreement dated as of December 8, 2010 (the “Master Transaction Agreement”) among American International Group, Inc. (“AIG”), AM Holdings LLC (formerly ALICO Holdings LLC) (the “ALICO SPV”), AIA Aurora LLC (the “AIA SPV”), the Federal Reserve Bank of New York, the United States Department of the Treasury (the “UST”) and the AIG Credit Facility Trust; (ii) the Guarantee, Pledge and Proceeds Application Agreement dated as of January 14, 2011 (as amended, the “GPPA”) among AIG, the Guarantors party thereto and the AIA SPV and ALICO SPV, as the Secured Parties; and (iii) the Fourth Amended and Restated Limited Liability Company Agreement of AIA Aurora LLC dated as of December 1, 2009 (as amended, including by the Master Transaction Agreement, the “LLC Agreement”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Master Transaction Agreement.

1. Consent to AIA Offering. (a) As contemplated by the Transaction Documents and the LLC Agreement, by signing and returning an executed counterpart of this letter, subject to the acknowledgments and agreements set forth in Section 1(b) of this Agreement, the UST, in its capacity as Rights Holder, consents to the Transfer (as defined in the LLC Agreement) of all or any portion of the Subject Securities of the AIA SPV (the “AIA Shares”) to be effected on the Hong Kong Stock Exchange and completed during March 2012 as previously discussed with the UST (the “Proposed AIA Offering”).

(b) AIG hereby acknowledges that the UST’s consent is conditioned upon the following acknowledgments and agreements, and AIG hereby acknowledges and agrees with the UST as follows:

(i)	AIG shall not, and shall not permit the AIA SPV to, (A) enter into any underwriting agreement, placement agreement or similar arrangement with respect to the Proposed AIA Offering or (B) agree to the final pricing terms of the Proposed AIA Offering, in either case without the prior consent of the Rights Holder (which may be given by either Matthew Pendo, Chief Investment Officer of the TARP, or Jesse Saglio, Director of the UST’s AIG Program, by electronic mail or by any other writing).

(ii)	AIG shall keep the Rights Holder fully informed, on a current basis, of any material developments in connection with, and any notices or other material communications in respect of, the Proposed AIA Offering.

2. Other Acknowledgments. AIG and the UST hereby acknowledge and agree that:

(a) without limitation on Section 6(g) of the GPPA, the UST will, at AIG’s expense, cooperate with AIG with respect to (i) mutually acceptable custodial arrangements for and the prompt delivery of the AIA Shares represented by physical certificates held by the UST and (ii) the conversion of such AIA Shares into uncertificated securities and/or other arrangements for evidencing the record or other ownership of such AIA Shares, in each case, as may be reasonably necessary for the timely consummation of the Proposed AIA Offering;

(b) the UST hereby waives its right as Rights Holder under Section 7.03(b)(iii)(C) of the Master Transaction Agreement to appoint one of the underwriters or placement agents of the Proposed AIA Offering;

Sections 1.02 (Other Definitional and Interpretative Provisions), 12.01 (Notices), 12.03 (Amendments and Waivers), 12.07 (Governing Law; Submission to Jurisdiction; Service of Process), 12.08 (WAIVER OF JURY TRIAL) and 12.09 (Counterparts; Effectiveness) of the Master Transaction Agreement are incorporated herein by reference as if fully set forth herein.

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Yours sincerely,

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Executive Vice President and Treasurer

Acknowledged and agreed:

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
	Name:	Timothy G. Massad
	Title:	Assistant Secretary for Financial Stability

AIA AURORA LLC

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Manager

AM HOLDINGS LLC

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Manager

[Signature Page to UST Consent]

cc:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Paul R. Kingsley, John K. Knight and William J. Chudd

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert W. Reeder III, Michael M. Wiseman, Gary Israel